EXHIBIT 10.19

                               AMENDMENT NO. 1 TO

                      ACCOUNT RECEIVABLE FINANCE AGREEMENT

     This AMENDMENT TO THE ACCOUNT RECEIVABLE FINANCE AGREEMENT (the "Agreement"), dated as of June 30, 2005, amends the Account Receivable Finance Agreement dated February 5, 2004 (the "2004 Agreement"), by and among WINDSWEPT ENVIRONMENTAL GROUP, INC., a Delaware corporation ("Windswept"), TRADE WINDS ENVIRONMENTAL RESTORATION, INC., a Delaware corporation ("Trade Winds"; and together with Windswept hereinafter referred to as the "Seller") each with its principal place of business at 100 Sweeneydale Avenue, Bay Shore, New York 11706 and SPOTLESS PLASTICS (USA) INC. (the "Purchaser"), a Delaware corporation, with its principal place of business at 150 Motor Parkway, Suite 413, Hauppauge, New York 11788.

     WHEREAS, pursuant to the 2004 Agreement, Seller offered certain accounts, invoices, book debts, notes, drafts, acceptances, contracts, choses in action and other rights to payment arising in the ordinary course of Seller's business (each individually an "Account" and collectively, "Accounts") for sale to Purchaser by listing such Accounts on a schedule in a form approved by Purchaser and delivering it to Purchaser; and

     WHEREAS, Purchaser purchased all of Seller's right, title and interest in and to those Accounts set forth on Schedule 1 hereto; and

     WHEREAS, Purchaser paid to Seller at the time of purchase of such Accounts funds pursuant to the terms and conditions of the 2004 Agreement (each such payment, an "Advance" and, collectively, the "Advances"); and

     WHEREAS, the parties have agreed that Seller shall not sell and Purchaser shall not purchase any additional Accounts pursuant to the Accounts Receivable Agreement dated February 5, 2004; and

     WHEREAS, the parties have agreed that all of the obligations of Seller pursuant to Section 2.1(a) and 2.2 of the 2004 Agreement shall remain in full force and effect under this amended Agreement.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual premises, covenants, representations and warranties herein contained, the parties hereby agree as follows:

     Section 1. Termination of the Agreement.
                ----------------------------

     Effective as of the date hereof, the Agreement, except as hereafter specified, shall be terminated in its entirety, including, without limitation,
Section 1.1, and shall be of no further force or effect. Notwithstanding the foregoing, the following provisions of the Agreement shall survive and remain in full force and effect and shall be enforceable in accordance with their terms by the parties to this Agreement: Sections 1.3, 1.4, 2.1(a), 2.2, 3.1, 3.2, 3.5, 3.6, 5, 6.3, 7, 8 and 10.

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     Section 2. Amendments.
                ----------

     Section 6.3 is hereby deleted in its entirety and replaced with the following:

     "Upon indefeasible payment or repayment in full of the Accounts set forth in Schedule 1 hereto, this Agreement shall terminate in its entirety."

     Section 5.5 is hereby deleted in its entirety and replaced with the following:

     "Each of Purchaser and Seller shall cooperate with, and take such action as may be reasonably requested by, another party in order to carry out the provisions and purposes of this Agreement, generally, and the transactions contemplated hereunder."

     Section 10.5 is hereby deleted in its entirety and replaced with the following:

     "Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered personally of or sent by registered of or certified mail (return receipt requested), postage prepaid, or by nationally recognized overnight courier service or by facsimile transmission electronically confirmed during normal business hours,
(i) if to the Seller at 100 Sweeneydale  Avenue,  Bay Shore, New York 11706, Fax
No.: (631) 435-4337, Attn: Michael O'Reilly, with a copy to Davidoff Malito & Hutcher LLP, 200 Garden City Plaza, Suite 315, Garden City, New York 11530,
Attn: Neil M. Kaufman, Esq., Fax No.: (516) 248-6422; and (ii) if to the Purchaser, at 150 Motor Parkway, Hauppauge, New York 11788, Fax No.: (631) 951-9027, Attn: Joseph Murphy, or, in each case, at such other address as may be specified in writing to the other party.

     Section 10.5 is hereby deleted in its entirety and replaced with the following:

     "Miscellaneous. (a) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning of or interpretation of this Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. The rights and obligations contained in this Agreement are solely for the benefit of the parties hereto and are not intended to benefit of or be enforceable by any other party, under the third party beneficiary doctrine of or otherwise.

     (b) This Agreement shall be construed and the obligations of the parties hereunder shall be determined in accordance with the laws of the State of New York without reference to any conflicts of law provisions (except for N.Y. GEN. OBLIG. LAW ss. 5-1401 and ss. 5-1402). Each party hereto irrevocably and unconditionally consents to the jurisdiction of the courts of the United States and of the state of New York located in the County and State of New York in any action to enforce, interpret or construe any provision of this Agreement."

     IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

                                  WINDSWEPT ENVIRONMENTAL GROUP, INC.


                                  By:     /s/ Michael O'Reilly
                                         -------------------------------
                                  Name:    Michael O'Reilly
                                  Title:   President


                                  TRADE-WINDS ENVIRONMENTAL
                                   RESTORATION INC.


                                  By:     /s/ Michael O'Reilly
                                         --------------------------------
                                  Name:    Michael O'Reilly
                                  Title:   President






                                  SPOTLESS PLASTICS (USA) INC.


                                  By:  /s/ Charles L. Kelly, Jr.
                                      ------------------------------------
                                  Name:  Charles L. Kelly, Jr.
                                  Title: Senior Vice President of Operations

                                       3

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                                   SCHEDULE I

                                                        Amount of Open
                       Customer                            Spotless
      Cust ID            Name                             Receivable
      -------            ----                             ----------

      NYC004*          NYC DEP - Coney Island             189,196.82
      NAS001           County of Nassau-Baxter Pond        84,754.20
      GLO003           Global Link Systems                 73,714.93


*Such account is subject to the terms and conditions of the Account Receivable Sale Agreement.